UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

SOUTHWEST AIRLINES CO.

______________________________________

(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
______________________ (State or other Jurisdiction of Incorporation)	____________ (Commission File Number)	_______________ (IRS Employer Identification No.)

	P.O. Box 36611, Dallas, Texas ______________________________ (Address of Principal Executive Offices)	75235-1611 __________ (Zip Code)

Registrant’s telephone number, including area code: (214) 792-4000

Not Applicable

___________________________________________

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note:

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the current report on Form 8-K filed by Southwest Airlines Co. (the “Company”) with the Securities and Exchange Commission on May 22, 2017 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how often it will conduct shareholder advisory votes on the compensation of executives. No other changes have been made to the Original Filing.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 17, 2017, the Company’s shareholders held a non-binding advisory vote regarding the frequency of shareholder votes on the compensation of executives. Based on the results of the shareholder advisory vote, until the next required vote on the frequency of shareholder votes on the compensation of executives, the Company has decided to include an advisory vote on the compensation of executives in its proxy materials on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

Date: October 3, 2017	By:	/s/ Mark R. Shaw
Mark R. Shaw, Senior Vice President, General Counsel, & Corporate Secretary